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                                                                 EXHIBIT 10.2

                               AMENDMENT TO LEASE

         This Amendment to Lease ("Amendment") is made and entered into as of July 19, 2000, by and between THE STERN WESTWOOD & SANTA FE SPRINGS FAMILY LIMITED PARTNERSHIP ("Lessor"), and BURKE INDUSTRIES, INC., a California corporation ("Lessee").

         A. Lessor's predecessor-in-interest, S & M Development Co., and Lessee entered into that certain Standard Industrial/Commercial Single-Tenant Lease dated March 29, 1996, pertaining to the lease to Lessee of the real property located at 13615 Excelsior Drive, Santa Fe Springs, California (the "Lease").

         B. Lessor, as the current fee title owner of the Premises, has succeeded to the interest of the lessor under the Lease.

         C. The Term of the Lease is currently scheduled to expire on January 31, 2001. Lessor and Lessee desire to enter into this Amendment to extend the Term of the Lease for an additional five (5) years.

         C. Except as otherwise provided herein, all capitalized terms used in this Amendment shall have the same meanings given such terms in the Lease.

                                    AMENDMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

         1. EXTENSION OF TERM. Prior to this Amendment, the Term of the Lease was scheduled to expire on January 31, 2001. Lessor and Lessee hereby agree that the Term shall be extended through January 31, 2006. The five (5) year extension period from February 1, 2001 through January 31, 2006 is referred to herein as the "Extension Term."

         2. BASE RENT. During that portion of the Extension Term from February 1, 2001 through January 31, 2003, the Base Rent shall be $12,341.00 per month. During that portion of the Extension Term from February 1, 2003 through January 31, 2006, the Base Rent shall be $15,785.00 per month. In addition to the Base Rent described above, during the Extension Term Lessee shall pay to Lessor additional rent for occupancy of the exterior shed on the north side of the building in an amount equal to $650.00 per month for the period from February 1, 2001 through January 31, 2003, and $750.00 per month for the period from February 1, 2003 through January 31, 2006. All of the other terms and conditions of the Lease shall remain the same during the Extension Term.

         3. TERMINATION OF OPTION TO EXTEND. The option to extend the Term set forth in Paragraph 57 of the Addendum to the Lease is hereby terminated.

         4. BROKERS. Landlord and Tenant represent and warrant to the other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this

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Amendment and the extension of the Term, and that they know of no real estate broker or agent who is entitled to a commission in connection therewith. Each party agrees to indemnify, defend and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or similar compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent in connection with this Agreement.

         5. NO OTHER CHANGES. Except as otherwise provided herein, the Lease shall remain unmodified and in full force and effect.

         6. COUNTERPARTS. This Amendment may be executed in counterparts. Any such counterpart, when executed, shall constitute an original of this Amendment, and both of such counterparts together shall constitute one fully-executed document.

         IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first set forth above.

                                     THE STERN WESTWOOD & SANTA FE SPRINGS
                                     FAMILY LIMITED PARTNERSHIP BY THE JOHN AND
                                     ELEANOR STERN REVOCABLE TRUST,
                                     ITS GENERAL PARTNER


                                     By:       /s/ John B. Stern
                                              -------------------------------
                                              John B. Stern, Trustee


                                     BURKE INDUSTRIES, INC.,
                                     a California corporation


                                     By:       /s/ Stephen G. Geane
                                              -------------------------------
                                     Name:    Stephen G. Geane
                                     Its:     Chief Financial Officer

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